Gerald Stevens, Inc.

                            Non-Plan Option Agreement


Name of Optionee:                  Robert L. Johnson

Date of Grant:                      October 15, 1999

Number of Option Shares:                       2,500

Exercise Price per Share:                   $10.4375


         This Option is granted on the above date (the "Date of Grant") by Gerald Stevens, Inc. (the "Company") to the person named above (the "Optionee"), upon the following terms and conditions:

         1. Grant of Option. The Company grants to the Optionee an option to purchase, on the terms and conditions stated herein, the number of shares specified above (the "Option Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the exercise price per share specified above (the "Exercise Price").

         2. Period of Option and Right to Exercise. This Option shall become exercisable as to 25% of the total number of Option Shares on the first anniversary of the Date of Grant. This Option shall become exercisable as to an additional 25% of the total number of Option Shares on each subsequent anniversary of the Date of Grant. Once the right to purchase shares has accrued, such shares may thereafter be purchased at any time, or in part from time to time, until the termination date of this Option. Subject to the foregoing, and subject to subsections (a), (b) and (c) of this Section 2 which provide for earlier termination of the Option, the Option shall terminate upon the expiration of ten (10) years from the Date of Grant (the "Expiration Date"). In no event shall this Option be exercised after the Expiration Date. If the Optionee ceases to be a Director of the Company, the Option shall vest and terminate as follows:

                  (a) Removal for Cause. If the Optionee is removed from office for cause, all Options granted hereunder shall immediately cease vesting and shall immediately terminate.

                  (b) Death or Disability. If during the Optionee's service as a director the Optionee dies or is no longer able to serve as a director due to disability, the Option (whether or not exercisable immediately prior to the Optionee's death



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                           or disability) shall become immediately exercisable
                           in full and may be exercised at any time prior to the Expiration Date or within one (1) year after the date of death or disability, whichever first occurs. Whether a director's service is terminated due to disability shall be determined at the sole discretion of the board of directors.

                           If the Optionee dies after ceasing to be a director and during a period when the Option or any part thereof is exercisable, then that part of the Option which was exercisable by the Optionee immediately prior to the Optionee's death may be exercised at any time prior to the Expiration Date, or within one (1) year after the date of death, whichever first occurs.

                  (c) Cessation of Directorship for Other Reasons. If the Optionee ceases to be a Director of the Company for any reason other than removal for cause, death, or disability, the Option shall immediately cease vesting and any part thereof which was exercisable by the Optionee immediately prior to ceasing to be a Director may be exercised at any time prior to the Expiration Date or within three (3) months after the date the Optionee ceases to be a Director, whichever first occurs.

         3. Exercise. To the extent this Option is exercisable, it may be exercised by the Optionee or the legal representative of the Optionee or the legal representative of the Optionee's estate or the permitted transferee of the Optionee. Once this Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to the Expiration Date (or such earlier date as specified herein).

         4. Acceleration. Upon the occurrence of any of the following events prior to the Expiration Date, this Option shall become immediately and fully exercisable:

                  (a)      a change of control of the Company.

                  For the purposes of the Option Agreement, a "Change of Control" shall mean:

                           (i) the acquisition by any person, other than New River Capital Partners L.P. or its affiliates, of voting shares of the Company, if, as a result of the acquisition, such person, or any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, of which such person is a part, owns at least 20% of the outstanding voting shares of the Company; or

                           (ii) a change in the composition of the board of directors of the Company such that within any period of two consecutive years, persons who (1) at the beginning of such period constitute the board or (2) become


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                                    directors after the beginning of such period
                                    and whose election, or nomination for
                                    election by the stockholders of the Company, was approved by a vote of at least two-thirds of the persons who were either directors at the beginning of such period or whose subsequent election or nomination was previously approved in accordance with this clause (2), cease to constitute at least a majority of the board; or

                  (b) a merger or consolidation with another corporation or entity, and the Company is not the surviving corporation; or

                  (c) a sale by the Company of all of substantially all of the assets of the Company; or

                  (d)      the dissolution or liquidation of the Company.

         5. Payment for Shares. Payment for shares purchased upon exercise of this Option shall be made in full at the time of exercise. Payment of the Exercise Price shall be made in cash, or by delivering Common Stock having a fair market value at least equal to the Exercise Price, or a combination of Common Stock and cash. The fair market value of a share of Common Stock on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the board of directors or an appropriate committee thereof in its sole discretion shall determine otherwise. For the purpose of determining fair market value, the "Closing Price" of a share of Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported per share sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported per share sale price of the Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days. If neither (i) , (ii) or (iii) above is applicable, then fair market value shall be determined in good faith by the board or directors or an appropriate committee thereof, and the board or such committee may determine such fair market value as of any date that is not more than one year prior to the date for which such determination is being made.


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                  Payment in shares of Common Stock shall be made by delivering to the Company certificates, duly endorsed for transfer, representing shares of Common Stock having an aggregate fair market value (determined as aforesaid) on the date of exercise equal to that portion of the Exercise Price which is to be paid to the Company in Common Stock. Whenever payment of the Option Price would require delivery of a fractional share, the Optionee shall deliver the next lower whole number of shares of Common Stock, and a cash payment shall be made by the Optionee for the balance of the Exercise Price.

         6. Method of Exercise. This Option may be exercised only by written notice given to the Company, which specifies the number of Option Shares which the holder of the Option elects to purchase, the number of Option Shares which the holder is paying for in cash and the number of Option Shares which the holder is paying for in shares of Common Stock of the Company. Such written notice shall be accompanied by a check payable to the order of the Company for the cash portion of the purchase price and, if applicable, by the delivery of certificates representing shares of Common Stock of the Company duly endorsed and otherwise in proper form for transfer to the Company of such number of shares of Common Stock as are required to equal the fair market value of the Option Shares being paid for in stock. Upon each exercise of this Option, the Company, as promptly as practicable, will mail or deliver to the person exercising this Option a certificate or certificates representing the shares then purchased.

         7. Transferability. Unless otherwise permitted by the board of directors, this Option is not assignable or transferable other than by will, the laws of descent and distribution, or the terms of a qualified domestic relations order, as defined in the Internal Revenue Code of 1986 as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the Optionee's lifetime, this Option may be exercised only by the Optionee or his or her guardian or other legal representative, or the permitted transferee of the Optionee.

         8. Provision for Taxes. It shall be a condition to the Company's obligation to issue or reissue shares of Common Stock upon exercise of this Option that the Optionee pay, or make provision satisfactory to the Company for payment of, any federal or state income or other taxes which the Company is obligated to withhold or collect with respect to the issuance or reissuance of such shares.

         9. Listing And Registration. The Company, in its discretion, may postpone the issuance and delivery of shares, upon exercise of this Option, until completion of such stock exchange listing, or registration, or other qualification of such shares under any federal or state law, rule, or regulation, as the Company may consider appropriate. The Company may require any person exercising this Option to make such representations and to furnish such information as the Company may consider


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                  appropriate in connection with the issuance of the shares in compliance with applicable law.

         10. Adjustment. In the event the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, through reorganization, merger, consolidation, liquidations, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in stock of the class of shares which is subject to this Option, appropriate adjustment in the number and kind of shares as to which this Option or portion thereof then unexercised shall be exercisable, and in the Exercise Price, shall be made such that the Optionee's proportionate interest under this Option shall be maintained.

         11. Notices. Any notice hereunder by the holder of this Option shall be given to the Company in writing and such notice and any payment hereunder shall be deemed duly given or made only upon receipt thereof at the Company's principal office in Fort Lauderdale, Florida, or at such other place as the Company may designate by written notice to the holder of this Option. Any notice or other communication hereunder to the holder of this Option shall be in writing and shall be deemed duly given if mailed or delivered to the holder at such address as he or she may have on file with the Company.

         12. Stockholder Rights. The holder of this Option shall have no rights as a stockholder with respect to any shares covered by this Option until the holder of this Option becomes a stockholder of record with respect to such shares.

         13. Governing Law. This Option shall be governed by, construed and enforced in accordance with the internal laws of the state of incorporation of the Company, and, where applicable, the federal laws of the United States.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed in duplicate.



Accepted:                                       Gerald Stevens, Inc.

__________________________                      By:__________________________
Name:_____________________                      Name:________________________






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